UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 17, 2006

PRB Gas Transportation, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

The Company announced on January 17, 2006 that it had entered into an agreement to participate in Termo Company’s Homestead Draw Project.

Item 9.01.    Financial Statements and Exhibits.

PRB GAS TRANSPORTATION, INC. ACQUIRES WORKING INTEREST IN THE
TERMO COMPANY’S HOMESTEAD DRAW CBNG PROJECT

Presents Additional Gas Gathering Opportunities

Denver, Colorado – January 17, 2006 – PRB Gas Transportation, Inc., (“PRB” or the “Company”) (AMEX:PRB) and The Termo Company (“Termo”), a privately held company based in Long Beach, California, today announced PRB’s participation in Termo’s Homestead Draw CBNG Project (the “Project”) near Recluse, Wyoming in the Powder River Basin.  PRB will have a 9.25% working interest in the development of approximately 3,400 existing net acres and any future lease acquisitions in or around the existing leases.

Under the terms of the agreement, Termo will operate the Project and PRB has been designated the Project’s preferred gas gatherer.  PRB paid approximately $85,000 for the 9.25% working interest and then will prorationally share in the drilling and related expense; PRB estimates its share will approximate $1.2 million over an 18 month period.  Termo, which is in the process of obtaining drilling permits, expects this development program to commence in the spring of 2006 and generate production revenue by the summer.

Commenting, Robert W. Wright, PRB Chairman & CEO stated, “With this working interest, we are increasing our participation in the very prolific Recluse area, both on the production and gathering sides of our business.  This agreement complements our planned acquisition of additional assets where we should be able to increase throughput by gathering production on the Termo-controlled properties.”

PRB is an integrated oil and gas exploration and development company, operating in the Rocky Mountain States.  In connection with these operations, PRB acts as the driller and operator of certain properties and, as a working interest partner in other cases.  It also provides gas gathering, processing and compression services on properties it operates and for third party producers.

This press release may include certain statements concerning expectations for the future that are forward-looking statements.  Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control.  An extensive list of factors that can affect future results are discussed in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Company Contacts: or	Investor Relations Counsel
PRB Gas Transportation, Inc.	The Equity Group Inc.
Robert W. Wright, Chairman and CEO	Linda Latman (212) 836-9609
William P. Brand, Jr., Vice President - Finance	Andreas Marathovouniotis (212) 836-9611
(303) 308-1330	www.theequitygroup.com
info@prbtrans.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2006	PRB Gas Transportation, Inc. (Registrant)
/s/ William P. Brand, Jr.
William P. Brand, Jr. Vice President - Finance (Principal Financial and Accounting Officer)